SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SunGard Data Systems Inc. (Name of Registrant as Specified in Its Charter)

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April 6, 2001

Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of SunGard Data Systems Inc., which will be held on Friday, May 11, 2001, beginning at 9:00 a.m., at the Gregg Conference Center, The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania. The official notice of the meeting, together with a proxy statement and proxy card, is enclosed. Please give this information your careful attention.

Your participation in SunGard's affairs is important. To assure your representation at the meeting, whether or not you expect to be present, please vote your shares by telephone, Internet or mail as soon as possible. To vote by telephone or Internet at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

Your copy of SunGard's 2000 Annual Report is also enclosed. We appreciate your interest in SunGard.

Sincerely,

James L. Mann
Chairman and
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. THANK YOU.

SUN GARD DATA SYSTEMS INC.
1285 Drummers Lane
Wayne, Pennsylvania 19087
(610) 341-8700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2001

To Our Stockholders:

The 2001 Annual Meeting of Stockholders of SunGard Data Systems Inc. will be held at 9:00 a.m. local time, on Friday, May 11, 2001, at the Gregg Conference Center, The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010, for the following purposes:

1.	To elect directors.

2.	To vote on approval of an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock by 480,000,000.

3.	To act upon other business as may properly come before the meeting.

Only holders of SunGard's common stock at the close of business on March 15, 2001 are entitled to receive notice of the meeting and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares by telephone, Internet or mail. To vote by telephone or Internet at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

By Order of the Board of Directors,

Lawrence A. Gross
Senior Vice President - Legal,
General Counsel and Secretary

April 6, 2001

SUN GARD DATA SYSTEMS INC .
1285 Drummers Lane
Wayne, Pennsylvania 19087
(610) 341-8700

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to the stockholders of SunGard Data Systems Inc. in connection with the solicitation of proxies on behalf of the Board of Directors of SunGard for use in voting at the 2001 Annual Meeting of Stockholders to be held at the Gregg Conference Center, The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010 on Friday, May 11, 2001, at 9:00 a.m., or at any adjournment or postponement of the meeting. These proxy materials are first being mailed to stockholders on or about April 6, 2001.

Proxies will be voted as directed on the proxies if they are properly submitted and not revoked. Any proxy not directing to the contrary will be voted "for" the election of all of the named nominees as directors and "for" approval of proposal two. Any stockholder who submits a proxy by mail may revoke it at any time before it is voted by delivering a proxy bearing a later date or a written notice of revocation to the Secretary of SunGard at SunGard's headquarters or at the meeting. Any stockholder who submits a proxy by telephone or the Internet may revoke it by voting again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will be revoked.

Stockholders as of the close of business on March 15, 2001, the record date, are entitled to receive notice of and to vote at the 2001 Annual Meeting. On the record date, approximately 134,104,000 shares of common stock, held by approximately 5,900 stockholders of record, were outstanding and eligible to vote. The 2001 Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of SunGard's common stock entitled to vote, is present. All shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes. A broker non-vote occurs when a broker, bank or other nominee votes on one or more matters but not on others because the nominee does not have authority to do so. Brokers who are member firms of the New York Stock Exchange and who hold shares in "street name" for customers have the authority to vote those shares with respect to certain matters (including those matters set forth in proposals one and two) if they have not received instructions from the beneficial owners.

Holders of common stock are entitled to one vote per share. The election of directors will be determined by a plurality vote, with the ten nominees receiving the most "for" votes being elected. Votes may be cast "for" each nominee or withheld. Votes that are withheld will be excluded from the vote and will have no effect except in determining whether a quorum is present. Approval of proposal two, the amendment to the Company's Restated Certificate of Incorporation, requires that the holders of a majority of the outstanding shares vote "for" the amendment. An abstention or broker non-vote on proposal two will have the same legal effect as an "against" vote.

Whether or not stockholders attend the Annual Meeting and vote in person, they should vote their shares by telephone, Internet or mail. To vote by telephone or Internet 24 hours a day, seven days a week, follow the instructions on the enclosed proxy card. To vote by mail, mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If shares are held through a broker, bank or other nominee, stockholders will receive separate instructions from the nominee describing how to vote the shares. Shares held in a savings plan or shares currently unexchanged in connection with acquisitions may be voted only by mail.

SunGard will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile or similar means, by directors, officers or employees of SunGard without additional compensation. In addition, D. F. King & Co., Inc. will provide solicitation services to SunGard for a fee of approximately $5,000 plus out-of-pocket expenses. SunGard will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL ONE
ELECTION OF DIRECTORS

Ten directors are to be elected at the 2001 Annual Meeting to serve for one-year terms until the 2002 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of SunGard. SunGard knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board of Directors, or the Board may reduce the number of directors to eliminate the vacancy.

The following information about SunGard's nominees for election as directors is based, in part, upon information furnished by the nominees.

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES

Gregory S. Bentley Director (since 1991) Member, Audit Committee	45

Chief Executive Officer (since September 2000), President and Chairman of the Board (since 1995) and Vice President (1991 to 1995), Bentley Systems, Inc., Exton, PA (engineering software company); President (1983 to 1991), SunGard Systems International Inc., a subsidiary of SunGard, since 1987.

Michael C. Brooks Director (since 1985) Chairman, Compensation Committee Member, Executive Committee	56

General Partner (since May 2000), Venrock Associates, New York, NY (venture capital firm); General Partner (1985 to April 2000), J. H. Whitney & Co., Stamford, CT (venture capital firm). Director of USinternetworking, Inc.

Cristóbal Conde Director (since 1999) President and Chief Operating Officer	41

President (since February 2000) and Chief Operating Officer (since 1999), SunGard; Executive Vice President (1998 to 1999), SunGard; Chief Executive Officer, SunGard Trading Systems Group (1991 to 1998).

Albert A. Eisenstat Director (since 1991) Member, Compensation Committee	70

Director of public companies and private investor (since 1993); various senior executive positions (1980 to 1993), Apple Computer, Inc., Cupertino, CA (computer/software company). Director of all funds in the Benham Mutual Fund Group, Business Objects, S.A. and Commercial Metals Company.

Bernard Goldstein Director (since 1994) Member, Compensation Committee	70	Director (since 1997) and Managing Director (1979 to 1996), Broadview Int'l LLC, Fort Lee, NJ (investment banking firm). Director of Giga Information Group, Inc. and SPSS, Inc.

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES

Till M. Guldimann Director (since 1999) Senior Vice President, Strategy	51

Senior Vice President, Strategy (since 1999), SunGard; Vice Chairman (1995 to 1999), Infinity, A SunGard Company, a subsidiary of SunGard since 1998; various senior executive positions (1974 to 1995), J.P. Morgan & Co. (investment banking firm).

James L. Mann Director (since 1983) Chairman, Executive Committee Chairman of the Board and Chief Executive Officer	66	Chairman of the Board (since 1987) and Chief Executive Officer (since 1986), SunGard; President (1986 to February 2000) and Chief Operating Officer (1983 to 1985), SunGard. Director of T-Netix, Inc.

Michael Roth Director (since 1991) Member, Audit Committee	69	Of Counsel (since 1989), Rosenman & Colin LLP, New York, NY (law firm).

Malcolm I. Ruddock Director (since 1983) Chairman, Audit Committee Member, Executive Committee	58	Retired; Treasurer (1989-2000), Director of Finance (1988 to 1989) and Director of Acquisitions and Divestments (1979 to 1988), Sunoco, Inc., Philadelphia, PA (independent refiner and marketer).

Lawrence J. Schoenberg Director (since 1991) Member, Audit Committee	68

Director of public companies (since 1990); Chairman (1967 to 1991) and Chief Executive Officer (1967 to 1990), AGS Computers, Inc., Mountainside, NJ (software and computer services company). Director of Cellular Technical Services, Inc., Government Technology Services Inc. and Merisel Inc.

Board of Directors and Committee Meetings

During 2000, the Board of Directors held nine meetings, the Audit Committee held eight meetings, the Compensation Committee and/or its Equity Award Subcommittee held four meetings, and the Executive Committee held one meeting. The Board of Directors does not have a standing Nominating Committee. During 2000, each director attended 75% or more of the total number of meetings of the Board of Directors and Committees on which he served. Meeting attendance averaged 96% among all directors.

The Audit Committee reviews SunGard's accounting and financial practices and policies, financial statements, and the scope and results of SunGard's external and internal audits. The Audit Committee also recommends to the Board of Directors the selection of SunGard's independent public accountants and administers SunGard's business conduct, conflict of interest and related policies. Only outside directors who are not employees of SunGard may serve on the Audit Committee, and all members of the Audit Committee are independent within the meaning of the applicable listing standards of the New York Stock Exchange. The Audit Committee has adopted a written Audit Committee Charter that is attached as the appendix to this proxy statement.

The Compensation Committee establishes the compensation policies for executive officers of SunGard, evaluates and approves the compensation of the chief executive officer and reviews his recommendations as to the compensation of the other executive officers. The Equity Award Subcommittee of the Compensation Committee, composed of Messrs. Brooks (chairman) and Eisenstat, administers SunGard's stock option, purchase and award plans. Only outside directors who are not employees of SunGard may serve on the Compensation Committee.

The Executive Committee reviews certain aspects of transactions and policies that have been generally approved by the Board of Directors. The Executive Committee also is authorized to exercise the powers of the Board of Directors during the intervals between Board meetings, except those powers that are prohibited by law from being delegated.

Director Compensation

Directors who are employees of SunGard do not receive additional compensation for serving on the Board of Directors or Committees. Up until this year, each outside director has received an annual fee of $6,000, fees of $2,000 for each quarterly meeting of the Board of Directors attended and $500 for each other Board meeting attended, and reimbursement of applicable travel and other expenses. In addition, each outside director Committee chairman receives an annual fee of $2,000, and each outside director Committee member receives fees of $1,000 for each Committee meeting attended. No additional compensation is paid for service on subcommittees.

Under SunGard's Restricted Stock Award Plan for Outside Directors, restricted stock awards are automatically granted to "outside directors"—those who are not, and were not during the twelve months before election to the Board, officers or employees of SunGard. Each outside director automatically receives an initial five-year award when first elected to the Board, and automatically receives additional awards upon re-election as an outside director every fifth year thereafter. The shares awarded are subject to transfer restrictions until they vest, at the rate of 20% per year, on the dates of SunGard's next five Annual Meetings after the date of grant. If an outside director dies or is permanently disabled, or if a change in control of SunGard occurs, then all remaining unvested shares immediately vest. If an outside director's directorship terminates for any other reason, then all remaining unvested shares are forfeited. Up until this year, each five-year award under this plan was for 20,000 shares of SunGard's common stock.

In 1999, the Board changed its outside director compensation program to be more comparable to those of other public companies, and these changes were further refined in August 2000. Under the new program, the cash component was increased to a more competitive level by raising the annual fee from $6,000 to $15,000 and raising the meeting fees for non-quarterly Board meetings from $500 to $1,000. In addition, directors may elect to receive shares of SunGard common stock in lieu of cash compensation. The new program decreases the equity component by lowering the number of shares for each restricted stock award from 20,000 to the result of dividing $500,000 by the closing price of SunGard's common stock on the date of grant. The other components of the outside director compensation program were not changed.

For each current outside director, the new director compensation program (with respect to both the cash and equity components) will not become effective until his current restricted stock award fully vests. This will occur on the date of the 2001 Annual Meeting in the case of Messrs. Brooks, Eisenstat, Roth, Ruddock and Schoenberg. Therefore, if reelected at the 2001 Annual Meeting, each will receive a new restricted stock award under the revised program described above. Based upon the closing price of SunGard's common stock on March 15, 2001, which was $53.22, each new restricted stock award would be for 9,394 shares vesting ratably over five years.

SunGard has entered into indemnification agreements, in the form approved by the stockholders, with SunGard's directors and officers.

Report of the Audit Committee

The Audit Committee has reviewed and discussed SunGard's audited financial statements for the year ended December 31, 2000 with management and with representatives of PricewaterhouseCoopers LLP, SunGard's independent accountants.

The Audit Committee has discussed with representatives of PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of PricewaterhouseCoopers with representatives of the firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Audit Committee:

Malcolm I. Ruddock, Chairman Gregory S. Bentley, Member Michael Roth, Member Lawrence J. Schoenberg, Member

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains certain information about the beneficial ownership of SunGard's common stock as of March 15, 2001 (the record date) by each of SunGard's directors, by each of SunGard's executive officers named in the Summary Compensation Table below, and by all of SunGard's directors and executive officers as a group. There is no person or group known by SunGard to beneficially own more than 5% of SunGard's common stock as of March 15, 2001 (the record date).

	NUMBER OF SHARES BENEFICIALLY OWNED
				PERCENT
NAME OF BENEFICIAL OWNER OR GROUP	DIRECT (1)	VOTING OR INVESTMENT POWER (2)	RIGHT TO ACQUIRE (3)	OF CLASS (4)

Gregory S. Bentley (director)	24,394	5,600(5)	—	—

Michael C. Brooks (director)	44,000	—	—	—

Cristóbal Conde (director and executive officer)	144,858	215,839(6)	298,619	—

Albert A. Eisenstat (director)	44,000	—	—	—

Bernard Goldstein (director)	58,000	5,000(7)	—	—

Robert Greifeld (executive officer)	321,606	—	52,400	—

Till M. Guldimann (director and executive officer)	343,124	—	145,999	—

James L. Mann (director and chief executive officer)	723,288	—	475,000	—

Michael K. Muratore (executive officer)	106,936	—	67,626	—

	NUMBER OF SHARES BENEFICIALLY OWNED
					PERCENT
NAME OF BENEFICIAL OWNER OR GROUP	DIRECT (1)	VOTING OR INVESTMENT POWER (2)		RIGHT TO ACQUIRE (3)	OF CLASS (4)

David E. Robinson (executive officer)	53,730	—		62,826	—

Michael Roth (director)	40,000	—		—	—

Malcolm I. Ruddock (director)	15,000	7,000	(7)	—	—

Lawrence J. Schoenberg (director)	37,752	—		—	—

All 19 directors and executive officers	2,348,672	233,439		1,740,436	3.2%

(1)	Shares held in the beneficial owner's name or jointly with others, or in the name of a broker, bank, nominee or trustee for the beneficial owner's account, including shares held under SunGard's Employee Stock Purchase Plan. Includes 12,000, 4,000, 4,000, 16,000, 4,000, 4,000 and 4,000 restricted shares held by Messrs. Bentley, Brooks, Eisenstat, Goldstein, Roth, Ruddock and Schoenberg, respectively, and 48,000 restricted shares held by all directors as a group, that are subject to transfer restrictions and forfeiture (see Director Compensation).

(2)	Shares for which the beneficial owner has or may be deemed to have sole or shared voting and/or investment power.

(3)	Shares which the beneficial owner has the right to acquire within 60 days after the record date by exercising stock options.

(4)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed one percent of the outstanding shares of common stock.

(5)	Shares owned by trusts for Mr. Bentley's children as to which Mr. Bentley disclaims beneficial ownership.

(6)	Includes 100,000 shares owned by Mr. Conde's wife and 115,839 shares owned by an irrevocable trust for the benefit of Mr. Conde's children of which Mr. Conde is not trustee. Mr. Conde has neither voting nor investment power with respect to these shares, and he disclaims beneficial ownership of these shares.

(7)	Shares owned by the named person's wife as to which the named person disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Report of the Compensation Committee and Equity Award Subcommittee

SunGard's compensation policies for executive officers, as determined by the Compensation Committee, are to (a) provide competitive compensation packages so as to attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, so as to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of SunGard's executive officer compensation program are base salary, annual cash incentive payments, and long-term incentive awards that are based upon financial performance over a three-year period.

Cash Compensation. The primary factor used to set cash compensation for SunGard's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to SunGard. An independent compensation consultant, whose services are available to the Compensation Committee, assists SunGard with this analysis of competitive compensation. Although many of the companies covered by this analysis are included in the Nasdaq Computer and Data Processing Index (see Performance Graph), the Index companies are not separately analyzed for compensation purposes, because compensation data for the Index companies as a group is not readily available to SunGard.

SunGard's policy is to pay its executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with SunGard and historical compensation levels. In applying the analysis of competitive compensation, SunGard focuses on total cash compensation. The split between base salary and annual cash incentive payment also is based upon that analysis, but it tends to be somewhat more influenced by individual factors such as the executive's position and historical compensation levels. Generally, previously granted stock options and other equity awards are not considered in setting cash compensation levels.

The performance goals for executive officers' 2000 annual cash incentive plans were set at the beginning of the year and took into account SunGard's overall financial goals for 2000. For all executive officers, the incentive payments depended either upon the rate of increase in SunGard's earnings per share over the previous year, or upon the budgeted operating income of the businesses that report to the officer. For one executive officer, there was an additional incentive payment based upon a performance goal specific to his function.

On average, total cash compensation at targeted goals for executive officers increased by 21% in 2000, in part as a result of promotions, and incentive payments at targeted goals constituted 48% of total cash compensation. Based upon actual 2000 results, all executive officers except one met or exceeded their minimum targeted goals, and some met or exceeded their maximum targeted goals.

Equity Compensation. SunGard provides equity compensation to its executive officers principally through a long-term incentive award program, supplemented by occasional grants of ordinary options that vest ratably over five years. Eligible executives currently receive performance accelerated stock options ("PASOs") once a year, with each PASO based upon a three-year performance period and having a term of about ten years beginning on the date of grant. Shares vest under a PASO nine and one-half years after the date of grant, except that vesting may be accelerated in part or in full at the end of the three-year performance period to the extent that stated financial performance goals are met. If the performance goals for the three-year performance period are exceeded, then the recipient receives additional cash compensation shortly after the end of that period.

The number of option shares granted to each participant under a PASO is determined on the basis of an analysis of competitive equity compensation programs, similar to the analysis described above with respect to cash compensation, and is subject to subjective adjustments based upon individual factors. The financial performance goals for each PASO are based upon the cumulative growth, during the three-year period covered by the PASO, in the operating income or earnings of the businesses managed by the participant, with the growth targets for all PASOs, taken together, being consistent with SunGard's overall growth objectives. All executive officers participate in SunGard's long-term incentive award program, excluding Mr. Mann and, beginning in 2001, Mr. Conde. In addition, group chief executive officers, business unit presidents and certain other key executives of SunGard participate in SunGard's PASO program.

The Equity Award Subcommittee of the Compensation Committee has the authority to approve all grants of stock options and other equity awards. Accordingly, the Equity Award Subcommittee administers SunGard's long-term incentive award program by approving, among other things, who will participate and the number of option shares that will be subject to each PASO. Outside the scope of the long-term incentive award program, stock options or other equity compensation also may be awarded from time to time, at the discretion of the Equity Award Subcommittee, to executive officers and other key employees when they are hired, are promoted or join SunGard via acquisition, or under other circumstances approved by the Equity Award Subcommittee in accordance with SunGard's equity incentive plans.

In determining the total number of shares issued each year for PASOs, ordinary options and other equity awards, the Equity Award Subcommittee considers, among other factors, the Company's overhang, which measures shares reserved under outstanding options and option plans as a percentage of total issued and reserved shares. As of January 1, 2001, the Company's overhang was 13%.

Chief Executive Officer's Compensation. Mr. Mann's base salary for 2000 was $696,000, an increase of $56,000 or 8.8% over his 1999 base salary. Mr. Mann's 2000 annual cash incentive payment depended solely upon the rate of increase in SunGard's earnings per share. If SunGard's 2000 earnings per share had increased by 15%, then Mr. Mann's 2000 incentive payment would have been $464,000, yielding total cash compensation at approximately the 60th percentile of competitive compensation levels based upon SunGard's analysis. SunGard's actual 2000 diluted net income per share, excluding one-time items, grew by 19% over comparable 1999 diluted net income per share before restatement for pooling of interests, yielding an incentive payment to Mr. Mann of $747,333.

Because the options granted to Mr. Mann in 1995 and 1996 for an aggregate of 1,000,000 shares of SunGard's common stock became fully vested in 2000, the Equity Award Subcommittee determined that it was necessary and appropriate to approve additional equity compensation for Mr. Mann. After considering an analysis of competitive equity compensation for Mr. Mann's position, as well as Mr. Mann's achievements and tenure with SunGard, the Equity Award Subcommittee authorized, in August 2000, the issuance of options to Mr. Mann to purchase 200,000 shares of SunGard's common stock, at an exercise price equal to the market value on the date of grant, vesting ratably over five years.

Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code (the "Code") denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation. The Compensation Committee has attempted to structure performance-based awards to executive officers under equity plans in a manner that satisfies Section 162(m). The Compensation Committee also intends to consider whether it is in the best interest of SunGard to structure cash incentive payments to be deductible under Section 162(m). Notwithstanding the efforts of SunGard in this area, no assurance can be given that compensation intended by SunGard to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation Committee:	Equity Award Subcommittee:

Michael C. Brooks, Chairman	Michael C. Brooks, Chairman
Albert A. Eisenstat, Member	Albert A. Eisenstat, Member
Bernard Goldstein, Member

Summary Compensation Table

The following table contains certain information about compensation earned during the last three fiscal years by SunGard's chief executive officer and four other executive officers who were the most highly compensated during the most recent fiscal year. SunGard's fiscal year is the calendar year.

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION			LONG -TERM COMPENSATION		ALL OTHER COMPENSA- TION ($)(4)
		SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSA- TION ($)(1)	AWARDS (2)	PAYOUTS (3)
					SECURITIES UNDERLYING OPTIONS /SARS (#)	LONG -TERM INCENTIVE PLANS ($)

JAMES L. MANN	2000	696,000	747,333	8,171	200,000	—	6,800
Chairman of the Board and	1999	640,000	650,000	6,413	—	—	6,400
Chief Executive Officer	1998	570,000	753,039	5,604	—	—	6,400

CRISTÓBAL CONDE	2000	500,000	463,333	3,417	304,550	2,193	6,800
Director, President and	1999	432,934	170,278	—	317,000	49,763	6,400
Chief Operating Officer	1998	358,600	296,025	—	146,850	767,319	6,400

ROBERT GREIFELD(5)	2000	350,000	731,084	—	168,000	206,798	6,800
Senior Vice President	1999	—	—	—	—	—	—
	1998	—	—	—	—	—	—

MICHAEL K. MURATORE	2000	320,000	1,085,088	4,774	108,500	432,828	6,800
Senior Vice President	1999	264,000	1,500,878	8,570	55,500	445,998	6,400
	1998	214,800	256,423	8,807	19,950	962,294	6,400

DAVID E. ROBINSON(6)	2000	300,000	424,947	9,002	100,000	302,654	6,800
Senior Vice President	1999	258,417	279,120	14,750	57,150	455,100	6,400
	1998	—	—	—	—	—	—

(1)	Consists of amounts reimbursed in connection with the payment of taxes. The cost of perquisites is not disclosed for any executive officer named in the table because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2)	Of the 2000 options reflected in the table, 266,050 shares are PASOs (see Report of the Compensation Committee and Equity Award Subcommittee and also Option Grant Table) and 615,000 shares are ordinary non-PASO stock options that vest ratably five years. Of the 1999 options reflected in the table, 99,650 shares are PASOs and 330,000 shares are ordinary non-PASO stock options that vest ratably over five years. Except for 117,000 shares of Mr. Conde's 1998 options, all of the 1998 options reflected in the table are PASOs. Upon termination of employment, only vested stock option shares may be purchased. Upon a change in control of SunGard, all unvested stock options vest six months later or upon an earlier involuntary termination of employment without cause. With respect to ordinary options, upon a change in control of SunGard, all unvested stock options vest six months later or upon an earlier involuntary termination of employment without cause. With respect to PASOs, upon a change in control of SunGard during a three-year performance period, a prorated percentage of the unvested PASO's vest six months later or upon an earlier involuntary termination of employment without cause. Upon a change in control of SunGard after a three-year performance period, there is no accelaration of PASO shares.

(3)	The 2000 payouts are cash payments made under PASOs granted in 1998 and were earned as the result of exceeding performance goals for the three-year performance period of 1998 through 2000.

Before 1998, SunGard did not grant PASOs, but instead granted long-term incentive plan ("LTIP") awards under which options could be earned based upon the achievement of financial performance goals over a three-year period. While PASOs are granted at the beginning of the three-year performance period and are subject to long-term vesting, options earned as payouts under the previous LTIP awards were granted at the end of the three-year performance period and were fully vested when granted (and exercisable six months later). The value of each LTIP The following table contains, for each of SunGard's executive officers named in the Summary Compensation Table, (a) the number of shares of SunGard's common stock underlying options granted during 2000, (b) the percentage that those options represent of total options granted to employees during 2000, (c) the exercise price per share, which equals the market value on the date of grant, (d) the expiration date, and (e) the potential realizable value, assuming 5% and 10% annual rates of appreciation (compounded annually) in the market value of SunGard's common stock throughout the option term.

	INDIVIDUAL GRANTS				POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (1)

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)(2)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH )	EXPIRATION DATE	5% ($)	10% ($)

James L. Mann	13,220	0.2%	37.8125	08/17/10	314,373	796,682
	186,780	2.5%	37.8125	08/22/10	4,441,643	11,255,995

Cristóbal Conde	100,000	1.4%	31.4375	02/27/10	1,977,087	5,010,328
	104,550	1.4%	31.4375	02/27/10	2,067,045	5,238,298
	100,000	1.4%	37.8125	08/22/10	2,378,008	6,026,339

Robert Greifeld	75,000	1.0%	31.4375	02/27/10	1,482,816	3,757,746
	53,000	0.7%	31.4375	02/27/10	1,047,856	2,655,474
	40,000	0.5%	47.3100	11/18/10	1,190,120	3,015,998

Michael K. Muratore	10,000	0.1%	26.7500	01/11/10	168,229	426,326
	58,500	0.8%	31.4375	02/27/10	1,156,596	2,931,042
	40,000	0.5%	47.3100	11/18/10	1,190,120	3,015,998

David E. Robinson	10,000	0.1%	26.7500	01/11/10	168,229	426,326
	50,000	0.7%	31.4375	02/27/10	988,544	2,505,164
	40,000	0.5%	47.3100	11/18/10	1,190,120	3,015,998

(1)	The actual value, if any, which an option holder may realize will depend upon the amount by which the actual market value on the date of exercise exceeds the exercise price and also on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be more or less than the potential realizable values stated in this table.

(2)	The table excludes options granted as payouts under previous LTIP awards (see Summary Compensation Table). The options listed in the table for 104,550, 53,000, 58,500 and 50,000 shares granted to Messrs. Conde, Greifeld, Muratore and Robinson, respectively, are PASOs (see Report of the Compensation Committee and Equity Award Subcommittee). These PASOs will not vest until August 22, 2009, except that vesting may accelerate in part or in full on December 31, 2002 to the extent that stated financial performance goals are satisfied for the three-year performance period of 2000 through 2002. The other options listed in the table are ordinary non-PASO options that are exercisable and vest over five years in equal 20% increments beginning one year after the date of grant.

Aggregated Option Exercises and Year-End Option Value Table

The following table contains, for each of SunGard's executive officers named in the Summary Compensation Table, (a) the number of shares of SunGard's common stock acquired upon either the exercise of options during 2000, (b) the value realized as a result of those exercises (based upon either the closing price on the date of exercise if option shares were exercised and held or the actual sale price of option shares simultaneously exercised and sold less the option exercise price), (c) the number of shares of SunGard's common stock underlying unexercised options held on December 31, 2000, and (d) the value of in-the-money options held on December 31, 2000, based upon the last sale price on December 31, 2000, of $47.125 per share of common stock.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT YEAR -END (#)		VALUE OF UNEXERCISED IN -THE -MONEY OPTIONS AT YEAR -END ($)

			EXERCISABLE (1)	UNEXERCISABLE	EXERCISABLE (1)	UNEXERCISABLE

James L. Mann	100,000	2,259,030	600,000	200,000	21,465,625	1,862,500

Cristóbal Conde(2)	20,000	633,750	244,272	652,970	6,478,506	10,240,891

Robert Greifeld(2)	—	—	26,400	264,150	492,725	3,984,672

Michael K. Muratore(2)	80,000	2,500,000	134,380	165,270	4,537,252	1,851,528

David E. Robinson(2)	28,800	838,872	53,150	154,750	1,620,964	1,480,875

(1)	Exercisable option shares include 930 unvested, in-the-money option shares having a year-end value of $28,191, which, if acquired by each of Messrs. Conde and Muratore, respectively, would be subject to transfer restrictions and repurchase by SunGard.

(2)	The table excludes options granted on January 3, 2000 to Messrs. Conde, Greifeld, Muratore and Robinson as 1999 payouts under LTIP awards (see Summary Compensation Table).

Certain Transactions with Management

Mr. Mann, a director and chief executive officer of SunGard, owns Hawk Flight, Inc., which operates a charter Learjet business. The services of Hawk Flight, Inc. are used by SunGard for business travel by Mr. Mann and other SunGard executives at arms-length terms approved by the disinterested members of the Board of Directors. During 2000, SunGard paid approximately $131,900 to Hawk Flight, Inc. for business travel by SunGard executives.

Mr. Goldstein, a director of SunGard, is a Director of Broadview Int'l LLC, an investment banking firm engaged by SunGard in connection with acquisitions. During 2000, SunGard paid approximately $44,100 to Broadview Int'l LLC in connection with an annual retainer and reimbursable expenses.

Mr. Roth, a director of SunGard, is Of Counsel to Rosenman & Colin LLP, a law firm engaged by SunGard from time to time for minor representations.

Compensation Committee Interlocks and Insider Participation

Messrs. Brooks, Eisenstat and Goldstein have served on the Compensation Committee since 1994.

No person who served as a member of SunGard's Compensation Committee during 2000 was a current or former officer or employee of SunGard. Mr. Goldstein, a member of SunGard's Compensation Committee, is a Director of Broadview Int'l LLC, an investment banking firm engaged by SunGard in connection with acquisitions (see Certain Transactions with Management).

During 2000, SunGard had no compensation committee "interlocks" — meaning that it was not the case that an executive officer of SunGard served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of the Compensation Committee of SunGard.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires SunGard's directors and officers (and possibly other persons) to file reports about their beneficial ownership of SunGard's common stock. Based solely upon a review of the copies of these reports that are furnished to SunGard by its directors and officers during and for calendar year 2000, and based upon their written representations that they were not required to file any other reports for 2000, SunGard believes that none of its directors or officers failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act with respect to the year 2000.

Performance Graph

The following graph shows a comparison of the five-year cumulative total return for SunGard's common stock, the S&P 500 Index and the Nasdaq Computer & Data Processing Index ("Nasdaq Computer Index"), assuming an investment of $100 in each on December 31, 1995. The data points used for the performance graph are listed in the chart below.

$900
800
700
600
500
400
300
200
100
0
SunGard Data Systems Inc. Common Stock
Nasdaq Computer & Data Processing Index
S&P 500 Index
12/31/95
12/31/96
12/31/97
12/31/98
12/31/99
12/31/00

PERFORMANCE GRAPH DATA POINTS	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

SunGard Data Systems Inc. Common Stock	100	139	217	279	167	331

S&P 500 Index(1)	100	123	164	211	255	232

Nasdaq Computer & Data Processing Index(1)	100	123	152	271	594	275

(1)   Source: Research Data Group, Inc.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK BY 480,000,000

Under the Company's Restated Certificate of Incorporation, the Company currently is authorized to issue up to 320,000,000 shares of common stock. In February 2001, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation that increases the maximum number of authorized shares by 480,000,000 to a total of 800,000,000 shares, subject to approval by the stockholders of the Company. As of December 31, 2000, the Company had approximately 133,654,000 shares of common stock issued and approximately 23,200,000 shares of common stock reserved for future issuance under all of the Company's equity incentive and stock purchase plans.

The purpose of the amendment is to provide sufficient shares for general corporate purposes, including stock splits, stock dividends, other recapitalizations, acquisitions, equity financings, grants of equity awards and other corporate transactions.

Except in connection with reserved shares under the Company's option and employee stock purchase plans, the Company does not have any commitments or understandings that would require the issuance of additional shares of common stock. The Company periodically evaluates the issuance of additional shares in connection with stock splits. The Company has a history of stock splits, having declared two-for-one stock splits in 1995 and 1997. In deciding whether to effect a stock split, the Board of Directors considers a number of factors including general market conditions. The Company has determined that securing stockholder approval of 480,000,000 additional authorized shares of common stock would provide the Company with the flexibility to consider a combination of possible actions, including stock splits and acquisitions, that would require the issuance of additional shares of common stock.

Once authorized, the additional shares of common stock may be issued with approval of the Board of Directors but without further approval of the stockholders unless stockholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for stockholders to approve such stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions.

Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to common stock and their interests could be diluted by the issuance of additional shares. Pursuant to the Company's Stockholder Rights Plan, rights to purchase preferred stock will accompany additional shares issued as a result of the approval of this proposal.

This proposal could, under certain circumstances, have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The Board of Directors is not aware of any attempt or plan to acquire control of the Company, and this proposal is not being presented as an anti-takeover device.

Stockholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock by 480,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. If the stockholders do not approve the amendment, then the number of authorized shares of the Company's common stock will remain at 320,000,000.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO.

INDEPENDENT ACCOUNTANTS

The accounting firm of PricewaterhouseCoopers LLP has acted as SunGard's independent accountants since its inception in 1983 and has been recommended by the Audit Committee and selected by the Board of Directors to serve as SunGard's independent accountants for 2001. PricewaterhouseCoopers' services to SunGard for 2000 included the audit of SunGard's annual consolidated financial statements, reviews of certain of SunGard's income tax returns, statutory audits of certain of SunGard's foreign subsidiaries, audits or reviews of many of SunGard's data processing and business continuity centers, and consultation on various accounting, tax, securities and other matters.

A representative of PricewaterhouseCoopers is expected to be present at the 2001 Annual Meeting, to have the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

Audit Fees.  During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for their audit of SunGard's financial statements and for their reviews of SunGard's interim financial statements was $557,000.

Financial Information Systems Design and Implementation Fees.  During the fiscal year ended December 31, 2000, PricewaterhouseCoopers did not render any information technology consulting services to the Company.

All Other Fees.  During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit and information technology consulting fees was $2,099,955.

The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers is compatible with maintaining it's auditor's independence.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at SunGard's 2002 Annual Meeting must be submitted by December 7, 2001 to receive consideration for inclusion in SunGard's 2002 proxy materials. Any stockholder who intends to present a proposal at SunGard's 2002 Annual Meeting that is not to be included in SunGard's 2002 proxy materials should notify SunGard of such proposal by February 20, 2002. If SunGard does not receive the stockholder's notice by that date, then management will have discretionary authority to vote all shares for which it has proxies in opposition to such proposal. Stockholders who intend to submit director nominations must do so by the close of business on the thirtieth day before the date of the 2002 Annual Meeting. Late nominations cannot be considered at the 2002 Annual Meeting. Stockholders are advised to review SunGard's bylaws, which contain additional requirements with respect to director nominations by stockholders.

OTHER MATTERS

SunGard currently knows of no other business that will be presented for consideration at the 2001 Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

EACH PERSON SOLICITED BY THIS PROXY STATEMENT MAY OBTAIN, WITHOUT CHARGE, A COPY OF SUNGARD'S ANNUAL REPORT ON FORM 10-K FOR 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO SUNGARD'S HEADQUARTERS, ATTENTION: INVESTOR RELATIONS.

By Order of the Board of Directors,

Lawrence A. Gross
Senior Vice President - Legal,
General Counsel and Secretary

April 6, 2001
Wayne, Pennsylvania

Appendix

Charter of the Audit Committee
of the Board of Directors

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial statements, the systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

Serve as an independent and objective party to monitor financial reporting processes and internal control systems.

Review and appraise the audit efforts of the independent accountants and internal audit department.

Provide an open avenue of communication among the independent accountants, management, the internal audit department, and the Board of Directors.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

III.	MEETINGS

The Committee shall meet at least four times annually. The Committee should meet at least annually with the director of internal audit and representatives of the independent accountants in separate executive sessions to discuss any matters that the Committee, the director of internal audit or such representatives believe should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically as conditions dictate, but in no event less frequently than annually.

2. Review with management and the independent accountants quarterly and annual earnings releases prior to issuance. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

3. Review with management and the independent accountants financial statements and related information contained in Form 10-Qs and 10-Ks prior to filing.

4. Review the regular internal reports to management prepared by the internal audit department and management's response.

5. Review Federal Financial Institutions Examination Council (FFIEC) and other regulatory reports and monitor management activities to address reported deficiencies.

Independent Accountants

6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

7. Ensure that the independent accountants periodically submit to the Committee a formal written statement delineating all relationships between the independent accountants and the Company. Discuss with the independent accountants any such disclosed relationships or services that may impact their objectivity or independence, and recommend to the Board appropriate action to ensure the independence of such accountants and to satisfy the Board as to the independence of such accountants.

8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

9. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal audit department, review the integrity of the Company's financial reporting processes, both internal and external.

11. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal audit department.

Process Improvement

13. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal audit department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal audit department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements.

Ethical and Legal Compliance

16. Establish, review and update periodically a Business Conduct Policy and ensure that management has established a system to enforce this policy.

17. Review management's monitoring of the Company's compliance with the Company's Business Conduct Policy, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

18. Review activities, organizational structure, and qualifications of the internal audit department.

19. Review with the Company's counsel legal compliance matters including the Company's Insider Trading and Disclosure Policy.

20. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

21. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities set forth in this Charter regarding the review of financial statements and the monitoring of compliance and related matters, the Audit Committee is not responsible for (a) determining whether the Company's financial statements are accurate and in accordance with generally accepted accounting principles, (b) conducting audits, (c) settling disagreements, if any, between management and the independent accountants, (d) conducting investigations, or (e) assuring compliance with laws and regulations and with the Company's policies. Such matters listed in clauses (a) through (e) are the responsibilities of management and the independent accountants.

SUN GARD ® DATA SYSTEMS INC.

2001 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 11, 2001

9:00 A.M.

GREGG CONFERENCE CENTER
THE AMERICAN COLLEGE
270 SOUTH BRYN MAWR AVENUE
BRYN MAWR, PENNSYLVANIA 19010

SunGard Data Systems Inc. 1285 Drummers Lane, Wayne, PA 19087	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 11, 2001.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Malcolm I. Ruddock, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 15, 2001 on the matters shown on the reverse side at the Company's 2001 Annual Meeting of Stockholders to be held on May 11, 2001 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company's proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 5:00 p.m. on May 10, 2001.
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/sds/ — QUICK *** EASY *** IMMEDIATE

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon on May 10, 2001.
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SunGard Data Systems Inc., c/o Wells Fargo Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

By voting by phone or Internet, you acknowledge receipt of the Company's 2000 Annual Report to Stockholders, Notice of the Company's 2001 Annual Meeting of Stockholders and the Company's Proxy Statement dated April 6, 2001.

If you vote by Phone or Internet, please do not mail your Proxy Card.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley 02 Michael C. Brooks 03 Cristóbal Conde 04 Albert A. Eisenstat	05 Bernard Goldstein 06 Till M. Guldimann 07 James L. Mann 08 Michael Roth	09 Malcolm I. Ruddock 10 Lawrence J. Schoenberg	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 480,000,000:				☐ For	☐ Against	☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company's 2000 Annual Report to Stockholders, Notice of the Company's 2001 Annual Meeting of Stockholders and the Company's Proxy Statement dated April 6, 2001.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:				Date _________________

Signature(s) In Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

SUN GARD ® DATA SYSTEMS INC.

2001 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 11, 2001

9:00 A.M.

GREGG CONFERENCE CENTER
THE AMERICAN COLLEGE
270 SOUTH BRYN MAWR AVENUE
BRYN MAWR, PENNSYLVANIA 19010

SunGard Data Systems Inc. 1285 Drummers Lane, Wayne, PA 19087	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 11, 2001.

By signing this proxy, you hereby appoint James L. Mann and Malcolm I. Ruddock, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 15, 2001 on the matters shown on the reverse side at the Company's 2001 Annual Meeting of Stockholders to be held on May 11, 2001 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company's proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SunGard Data Systems Inc., c/o Wells Fargo Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley 02 Michael C. Brooks 03 Cristóbal Conde 04 Albert A. Eisenstat	05 Bernard Goldstein 06 Till M. Guldimann 07 James L. Mann 08 Michael Roth	09 Malcolm I. Ruddock 10 Lawrence J. Schoenberg	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 480,000,000:				☐ For	☐ Against	☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company's 2000 Annual Report to Stockholders, Notice of the Company's 2001 Annual Meeting of Stockholders and the Company's Proxy Statement dated April 6, 2001.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:			Date _______________

Signature(s) In Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.